EXHIBIT 10.b

2018 Economic Profit Incentive Plan -- EP Plan --

Crown Holdings, Inc.
770 Township Line Road
Yardley, PA 19067-4232

2018 Economic Profit Incentive Plan
EP Plan Index

Crown Holdings, Inc.
2018 Economic Profit Incentive Plan (EP Plan)

Plan Objective
The primary objective of the Economic Profit Incentive Plan (the “Plan” or “EP Plan”) is to provide financial motivation for selected key executives and employees of Crown Holdings, Inc., and its subsidiaries (the “Company”) to achieve or exceed established Company goals, and to reward them for outstanding performance on the Company’s behalf.
Plan Year
The Plan Year is January 1 to December 31.
Eligibility for Participation
The Plan is limited to key executives and employees selected by the Company who are able to influence decisions relating to improving Economic Profit. Each employee who is selected for participation (a “Participant”) will receive an individual award letter outlining the details of their participation in the Plan. All Plan Participants are required to sign a Business Protection Agreement.
Norm Levels of Participation
As a Plan Participant, you have been assigned a “Norm” - or a target level of participation in the Plan. Your Norm level, in combination with your salary, is a vital component of your EP Plan calculation. Individual Participant awards are based on the Participant’s incentive Norm as a percentage of the Participant’s salary.
Norm Level Adjustments
The Norm levels may be adjusted at the discretion of the Company. You will be advised of your Norm level in your award letter.
Elements of the Plan
The Plan has an Economic Profit (EP) element and a Modified Operating Cash Flow (MOCF) element. The performance for each element is measured against targets set at the Total Company, Division and Business Unit level as applicable to each participant’s situation.
EP Element
This element of the Plan is based on Economic Profit as calculated in Hyperion account #91880, subject to adjustment for currency exchange rates and acquisitions/divestitures, as appropriate. The actual EP for the Total Company, Division or Business Unit will be compared to the respective EP target in calculating the percentage of the goal achieved. No award will be paid for performance that falls to 80%.
The EP target is the average of the two prior year’s actual results for the particular Business Unit, Division or the Total Company. Subject to management discretion, the EP target for a particular reporting unit may be adjusted to account for current business conditions.

MOCF Element
This element of the Plan is based on MOCF, adjusted for Average Working Capital Variances. The actual MOCF for the Total Company, Division or Business Unit will be compared to the target MOCF in calculating the percentage of the goal achieved. No award will be paid for performance that falls to 80%.
The MOCF target is based on the 2018 budgeted amounts in the Hyperion accounts noted below.
The following Hyperion accounts, subject to adjustments for changes in currency exchange rates and acquisitions/divestitures, will be used to measure performance:

	T9340	EBITDA
+/-	T8558	Pension & Related Costs
=		Adjusted EBITDA
0	T9410	Capital Spending
+/-	T9350	Trade Working Capital Change
=		Unadjusted Modified Operating Cash Flow
+/-		Average Working Capital Variance
=		Modified Operating Cash Flow (MOCF)

EBITDA is Earnings Before Interest, Taxes, Depreciation and Amortization.
Average Working Capital (AWC) is calculated in Hyperion Account 29003.
Average Working Capital Variance is calculated as the difference between the actual and targeted AWC. The Hyperion accounts included in AWC (account 29003) are:

T1300	Total Inventory
T1120	Net trade receivables
T1299	Net contract receivables
T1190	Misc. receivables
22610	Trade payables
T2320	Accrued liabilities

Account T1120 (net trade receivables) will be adjusted for significant or unusual bad debt adjustments if appropriate.
The portion of the incentive payment generated as a result of the improvement in the Average Working Capital Variance will be capped at 2% of the Budgeted Unadjusted Modified Operating Cash Flow.
How EP Awards are Determined
Each Participant is assigned a Norm level percentage which represents a payment expressed as a percentage of base salary. The base bonus is comprised of the two elements described above in the following proportions:
EP                50% of Base Bonus
MOCF                50% of Base Bonus

The Base Bonus for EP and MOCF noted above can be exceeded for exceptional performance as noted below:
EP                up to 125% of Base Bonus
MOCF                up to 125% of Base Bonus
The total payout is capped at 200% of Base bonus. A description of how each element is calculated follows:
EP element for executives working within a business (measured against 2018 target)

•	up to 12.5% of base bonus (5% at achievement of target with the possibility of a further 7.5% for over-target achievement can be awarded for the Crown Total Co. EP performance);

•	up to 12.5% of base bonus (5% at achievement of target with the possibility of a further 7.5% for over-target achievement can be awarded for the Crown Americas EP performance).

•	Up to 100% of base bonus (40% at achievement of target with the possibility of a further 60% for over-target achievement can be awarded for the Crown Business Unit EP performance).

EP element for executives working in the Americas Division (measured against 2018 target)

•	up to 25% of base bonus (10% at achievement of target with the possibility of a further 15% for over-target achievement can be awarded for the Crown Total Co. EP performance);

•	up to 100% of base bonus (40% at achievement of target with the possibility of a further 60% for over-target achievement can be awarded for the Crown Americas EP performance).

EP element for executives working in Corporate (Crown Holdings) (measured against 2018 target)

•	up to 125% of base bonus (50% at achievement of target with the possibility of a further 75% for over-target achievement can be awarded for the Crown Total Co. EP performance);

MOCF element for executives working within a business (measured against 2018 target)

•	up to 12.5% of base bonus (5% at achievement of target with the possibility of a further 7.5% for over-target achievement can be awarded for the Crown Total Co. MOCF performance);

•	up to 12.5% of base bonus (5% at achievement of target with the possibility of a further 7.5% for over-target achievement can be awarded for the Crown Americas MOCF performance).

•	Up to 100% of base bonus (40% at achievement of target with the possibility of a further 60% for over-target achievement can be awarded for the Crown Business Unit MOCF performance).

MOCF element for executives working in the Americas Division (measured against 2018 target)

•	up to 25% of base bonus (10.00% at achievement of target with the possibility of a further 15% for over-target achievement can be awarded for the Crown Total Co. MOCF performance);

•	up to 100% of base bonus (40% at achievement of target with the possibility of a further 60% for over-target achievement can be awarded for the Crown Americas MOCF performance).

MOCF element for executives working in Corporate (Crown Holdings) (measured against 2018 target)

•	up to 125% of base bonus (50% at achievement of target with the possibility of a further 75% for over-target achievement can be awarded for the Crown Total Co. MOCF performance);

Timing and Distribution of Awards
EP Plan awards will be paid as soon as practicable after the end of the Company’s Fiscal Year:

•	Following receipt and certification of the Company’s audited financial statements; and

•	After approval of the awards by the Company.

Due to the significant potential awards, the results are subject to review and reduction at the sole discretion of the Company, including without limitation, the reduction or elimination of any award to any Participant or to all Participants that would otherwise be payable upon the attainment of the applicable targets. In addition, awards will not be paid for EP arising from accounting changes and similar non-cash items.
Recoupment of Awards
With respect to any Participant’s EP Plan award (or portion thereof) that is based on the financial results achieved by the Company, if the Company is subsequently required to restate its financial statements resulting in the Company’s financial results being reduced such that the award (or any portion thereof) would not have been paid (or would have been smaller in amount), the Company may reduce such award if it determines, in its sole discretion, that the Participant engaged in intentional misconduct or fraud that resulted in such restatement. In such event, the Participant’s award may be reduced to the amount, if any, that would have been earned on the basis of the revised financial statements, as determined by the Company in its sole discretion and the Company shall be entitled to seek recoupment from the Participant for the amount of any overpayment, as it deems appropriate under the circumstances. As a condition to participation in the EP Plan, each Participant agrees that his or her award may be reduced pursuant to this provision.

Termination of Employment
In the event of a Participant’s resignation or discharge prior to the time an award is paid with respect to the Plan Year, his or her participation in the Plan will end on the employee’s termination date and no award will be earned for that Plan Year. The Company, however, reserves the right to override this Plan provision.

In the event of the Participant’s disability, death or retirement - as defined within the provisions of the applicable retirement plan or personnel policies - the Participant or his or her beneficiary may be paid a pro-rata amount based on the Participant’s active employment with the Company during the Plan Year. This payment will be determined at the sole discretion of the Company.
Plan Administration
The Plan is administered by the Company.

Economic Profit Incentive Plan
Addenda

Addendum I
EP Plan - Award Schedule for Participants at Business Unit Level

The following Award Schedule represents the incentive payouts once the 80% performance threshold has been reached for the EP or MOCF elements of the incentive award for participants at the Business Unit Level.

Business Unit			Division			Total Company
Target	Award	Incentive	Target	Award	Incentive	Target	Award	Incentive
Performance	Increment	Payout	Performance	Increment	Payout	Performance	Increment	Payout

80%	Threshold	0.00%	80%	Threshold	0.00%	80%	Threshold	0.00%
81%	2.00%	2.00%	81%	0.25%	0.25%	81%	0.25%	0.25%
82%	2.00%	4.00%	82%	0.25%	0.50%	82%	0.25%	0.50%
83%	2.00%	6.00%	83%	0.25%	0.75%	83%	0.25%	0.75%
84%	2.00%	8.00%	84%	0.25%	1.00%	84%	0.25%	1.00%
85%	2.00%	10.00%	85%	0.25%	1.25%	85%	0.25%	1.25%
86%	2.00%	12.00%	86%	0.25%	1.50%	86%	0.25%	1.50%
87%	2.00%	14.00%	87%	0.25%	1.75%	87%	0.25%	1.75%
88%	2.00%	16.00%	88%	0.25%	2.00%	88%	0.25%	2.00%
89%	2.00%	18.00%	89%	0.25%	2.25%	89%	0.25%	2.25%
90%	2.00%	20.00%	90%	0.25%	2.50%	90%	0.25%	2.50%
91%	2.00%	22.00%	91%	0.25%	2.75%	91%	0.25%	2.75%
92%	2.00%	24.00%	92%	0.25%	3.00%	92%	0.25%	3.00%
93%	2.00%	26.00%	93%	0.25%	3.25%	93%	0.25%	3.25%
94%	2.00%	28.00%	94%	0.25%	3.50%	94%	0.25%	3.50%
95%	2.00%	30.00%	95%	0.25%	3.75%	95%	0.25%	3.75%
96%	2.00%	32.00%	96%	0.25%	4.00%	96%	0.25%	4.00%
97%	2.00%	34.00%	97%	0.25%	4.25%	97%	0.25%	4.25%
98%	2.00%	36.00%	98%	0.25%	4.50%	98%	0.25%	4.50%
99%	2.00%	38.00%	99%	0.25%	4.75%	99%	0.25%	4.75%
100%		40.00%	100%		5.00%	100%		5.00%
101%	6.00%	46.00%	101%	0.75%	5.75%	101%	0.750%	5.75%
102%	6.00%	52.00%	102%	0.75%	6.50%	102%	0.750%	6.50%
103%	6.00%	58.00%	103%	0.75%	7.25%	103%	0.750%	7.25%
104%	6.00%	64.00%	104%	0.75%	8.00%	104%	0.750%	8.00%
105%	6.00%	70.00%	105%	0.75%	8.75%	105%	0.750%	8.75%
106%	6.00%	76.00%	106%	0.75%	9.50%	106%	0.750%	9.50%
107%	6.00%	82.00%	107%	0.75%	10.25%	107%	0.750%	10.25%
108%	6.00%	88.00%	108%	0.75%	11.00%	108%	0.750%	11.00%
109%	6.00%	94.00%	109%	0.75%	11.75%	109%	0.750%	11.75%
110%	6.00%	100.00%	110%	0.75%	12.50%	110%	0.750%	12.50%

Addendum II
EP Plan - Award Schedule for Participants at the Division Level
The following Award Schedule represents the incentive payouts once the 80% performance threshold has been reached for the EP or MOCF elements of the incentive award for participants at the Americas Division Level.

Division			Total Company
Target	Award	Incentive	Target	Award	Incentive
Performance	Increment	Payout	Performance	Increment	Payout

80%	Threshold	0.00%	80%	Threshold	0.00%
81%	2.00%	2.00%	81%	0.50%	0.50%
82%	2.00%	4.00%	82%	0.50%	1.00%
83%	2.00%	6.00%	83%	0.50%	1.50%
84%	2.00%	8.00%	84%	0.50%	2.00%
85%	2.00%	10.00%	85%	0.50%	2.50%
86%	2.00%	12.00%	86%	0.50%	3.00%
87%	2.00%	14.00%	87%	0.50%	3.50%
88%	2.00%	16.00%	88%	0.50%	4.00%
89%	2.00%	18.00%	89%	0.50%	4.50%
90%	2.00%	20.00%	90%	0.50%	5.00%
91%	2.00%	22.00%	91%	0.50%	5.50%
92%	2.00%	24.00%	92%	0.50%	6.00%
93%	2.00%	26.00%	93%	0.50%	6.50%
94%	2.00%	28.00%	94%	0.50%	7.00%
95%	2.00%	30.00%	95%	0.50%	7.50%
96%	2.00%	32.00%	96%	0.50%	8.00%
97%	2.00%	34.00%	97%	0.50%	8.50%
98%	2.00%	36.00%	98%	0.50%	9.00%
99%	2.00%	38.00%	99%	0.50%	9.50%
100%		40.00%	100%		10.00%
101%	6.00%	46.00%	101%	1.50%	11.50%
102%	6.00%	52.00%	102%	1.50%	13.00%
103%	6.00%	58.00%	103%	1.50%	14.50%
104%	6.00%	64.00%	104%	1.50%	16.00%
105%	6.00%	70.00%	105%	1.50%	17.50%
106%	6.00%	76.00%	106%	1.50%	19.00%
107%	6.00%	82.00%	107%	1.50%	20.50%
108%	6.00%	88.00%	108%	1.50%	22.00%
109%	6.00%	94.00%	109%	1.50%	23.50%
110%	6.00%	100.00%	110%	1.50%	25.00%

Addendum III
EP Plan - Award Schedule for Participants at the Division Level
The following Award Schedule represents the incentive payouts once the 80% performance threshold has been reached for the EP or MOCF elements of the incentive award for participants at the Total Company Level.

Total Company
Target	Award	Incentive
Performance	Increment	Payout

80%	Threshold	0.0%
81%	2.5%	2.5%
82%	2.5%	5.0%
83%	2.5%	7.5%
84%	2.5%	10.0%
85%	2.5%	12.5%
86%	2.5%	15.0%
87%	2.5%	17.5%
88%	2.5%	20.0%
89%	2.5%	22.5%
90%	2.5%	25.0%
91%	2.5%	27.5%
92%	2.5%	30.0%
93%	2.5%	32.5%
94%	2.5%	35.0%
95%	2.5%	37.5%
96%	2.5%	40.0%
97%	2.5%	42.5%
98%	2.5%	45.0%
99%	2.5%	47.5%
100%		50.0%
101%	7.5%	57.5%
102%	7.5%	65.0%
103%	7.5%	72.5%
104%	7.5%	80.0%
105%	7.5%	87.5%
106%	7.5%	95.0%
107%	7.5%	102.5%
108%	7.5%	110.0%
109%	7.5%	117.5%
110%	7.5%	125.0%